Exhibit 1.1

GE DEALER FLOORPLAN MASTER NOTE TRUST

FORM OF
UNDERWRITING AGREEMENT

[______________________]

[______________________]

[______________________]

acting on behalf of [itself] [themselves] and as the

Representative[s] of the Underwriters named in the

Terms Agreement referred to herein (the “Representative[s]”)

[DATE]

Ladies and Gentlemen:

CDF Funding, Inc., a Delaware corporation (the “Company”), proposes to cause GE Dealer Floorplan Master Note Trust (the “Issuer”) to issue the “Offered Notes” (as such term is defined in the applicable Terms Agreement). The offering of the Offered Notes by the Underwriters (as such term is defined in the applicable Terms Agreement (as defined below)) pursuant to this Agreement and the applicable terms agreement (such terms agreement to incorporate by reference this Agreement and to be substantially in the form of Exhibit A; each such terms agreement may be referred to as a “Terms Agreement”) is referred to herein as the “Note Offering.” The Company is wholly-owned by General Electric Capital Corporation (“GE Capital”).

The Issuer is a Delaware statutory trust formed pursuant to (a) a Trust Agreement, dated as of April 20, 2004 (the “Trust Agreement”), between the Company and BNY Mellon Trust of Delaware, as owner trustee (the “Owner Trustee”), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on April 20, 2004. The Offered Notes will be issued pursuant to a Master Indenture, dated as of August 12, 2004, and as amended as of May 25, 2005, April 28, 2006, June 30, 2006, August 10, 2006, November 9, 2006, May 31, 2007, August 2, 2007, June 6, 2008, December 30, 2008, June 26, 2009, August 5, 2009, December 6, 2010, March 1, 2011, December 16, 2011, February 16, 2012, July 17, 2012, November 7, 2012 and April 17, 2013 (the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and an Indenture Supplement with respect to the Offered Notes (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”).

The assets of the Issuer include such assets that the Company may acquire from time to time pursuant to a Receivables Sale Agreement, dated as of August 12, 2004, and as amended as of May 5, 2005, August 10, 2006, November 9, 2006, April 26, 2007, January 1, 2010, December 6, 2010, March 1, 2011, December 16, 2011, July 17, 2012 and April 17, 2013 (the “Receivables Sale Agreement”), among the Company, GE Commercial Distribution Finance Corporation (“CDF”), GE Capital, Polaris Acceptance (“PA”) and Brunswick Acceptance Company, LLC (“BAC”), including receivables (“Receivables”) arising in portfolios of revolving accounts owned by CDF, GE Capital, PA, BAC and other originators from time to time.

The Receivables are transferred to the Issuer pursuant to the Receivables Purchase and Contribution Agreement, dated as of August 12, 2004, and as amended as of May 5, 2005, August 10, 2006, April 26, 2007, May 31, 2007, December 30, 2008, January 1, 2010, December 6, 2010, March 1, 2011, December 16, 2011, July 17, 2012 and April 17, 2013 (the “RPCA”), between the Company and the Issuer. GE Capital has agreed to conduct the servicing, collection and administration of the Receivables owned by the Issuer pursuant to an Amended and Restated Servicing Agreement, dated as of June 30, 2006, and as amended as of August 10, 2006, December 6, 2010, March 1, 2011, December 16, 2011 and July 17, 2012 (the “Servicing Agreement”), between the Issuer and GE Capital, as master servicer.

GE Capital has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the RPCA, the Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of August 12, 2004 and as amended August 5, 2009 (the “Administration Agreement”), between GE Capital, as administrator, the Issuer and BNY Mellon Trust of Delaware, as Owner Trustee. The Trust Agreement, the Indenture, the RPCA, the Receivables Sale Agreement, the Servicing Agreement and the Administration Agreement are referred to herein, collectively, as the “Program Documents.”

This Underwriting Agreement is referred to herein as this “Agreement”, which shall include the applicable Terms Agreement if the context so requires. Capitalized terms defined in the Program Documents and used but not defined herein have the meanings assigned in the Program Documents. For purposes of this Agreement and all related documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (d) references to any amount as on deposit or outstanding on any particular date mean such amount at the close of business on such day; (e) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and permitted assigns.

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The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), a registration statement on Form S-3 (having the registration number 333-[______]), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Offered Notes and the offering thereof in accordance with Rule 415 under the Act. If any post-effective amendment to such registration statement has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or the most recent effective date as of which the Prospectus (as defined below) is deemed to be part of such registration statement pursuant to Rule 430B under the Act, and “Effective Date” means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.” The Registration Statement has been declared effective by the Commission not more than three years prior to the date hereof.

The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement, or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Offered Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, together with the information referred to under the caption “Static Pool Information” in the Prospectus Supplement regardless of whether it is deemed a part of the Prospectus Supplement, are hereinafter referred to as the “Prospectus.”

Prior to the “Date of Sale” (as such term is defined in the applicable Terms Agreement), the Company also had prepared a Preliminary Prospectus with respect to such Offered Notes (together with the Permitted Additional Information (as defined below), the “Date of Sale Information”). As used herein, “Preliminary Prospectus” means, with respect to any date referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable) describing the Offered Notes that has been prepared and delivered by the Company to the Underwriters in accordance with the provisions hereof and that is filed or will be filed with the Commission pursuant to Rule 424(b), together with the information referred to under the caption “Static Pool Information” therein regardless of whether it is deemed a part of the Registration Statement or the Prospectus.

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If, subsequent to the Date of Sale (as defined above) and prior to the Closing Date (as such term is defined below), the Preliminary Prospectus included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company has prepared and delivered to the Underwriters a Corrected Prospectus (as defined below), and as a result investors in the Offered Notes elect to terminate their existing “Contracts of Sale” (within the meaning of Rule 159 under the Act) for any Offered Notes, then “Date of Sale Information” will refer to the Permitted Additional Information and the information conveyed to investors on the date of entry into the first new Contract of Sale in an amended Preliminary Prospectus approved by the Company and the Representative[s] that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Date of Sale” will refer to the date on which such new Contracts of Sale were entered into.

1.	Representations and Warranties. The Company represents and warrants to and agrees with each Underwriter, as of the date hereof or, if another date is noted below, such other date, that:

a)

i.	The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

ii.	As of the Closing Date (as such term is defined below), the Registration Statement, the Preliminary Prospectus, the Prospectus and the Ratings FWP, except with respect to any modification as to which the Underwriters have been notified, shall be in all substantive respects in the form furnished to the Underwriters or their counsel before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus that has previously been furnished to the Underwriters) as the Company or GE Capital has advised the Underwriters before such date, will be included or made therein.

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iii.	(A) The Registration Statement, as of the Effective Date, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; (B) on the date of this Agreement, the Registration Statement and the Prospectus conform, and as of the time of filing the Prospectus pursuant to Rule 424(b), the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and of the Trust Indenture Act of 1939, as amended; (C) the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (D) the Prospectus and the Designated Static Pool Information (as defined below), taken together, as of its date, as of the time of filing pursuant to Rule 424(b) and as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that the Company makes no representations or warranties as to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee and (II) anything contained in or omitted from such Registration Statement or such Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof, which information consists of the Underwriters’ Information (as defined below); provided, further, that this paragraph (iii) makes no representation and warranty as to the Date of Sale Information (the Date of Sale Information being covered by paragraph (iv) below). As used herein the term “Designated Static Pool Information” shall mean the static pool information referred to in the Preliminary Prospectus and the Prospectus under the caption “Static Pool Information” but deemed to be excluded from the Registration Statement and the Prospectus pursuant to Item 1105(d) of Regulation AB issued under the Act.

iv.	The Date of Sale Information at the Date of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from either the Registration Statement or the Prospectus based upon the Underwriters’ Information.

v.	Other than with respect to the Preliminary Prospectus, the Prospectus, the Permitted Additional Information and any Underwriter Additional Information (as defined below), the Issuer (including its agents and representatives) has not made, used, authorized or approved and will not make, use, authorize or approve any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Offered Notes.

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b)	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with power to own, lease and operate its property and conduct its business as it is currently conducted.

c)	The Company has, and will have, the requisite power to execute and deliver any other agreement or document executed by it in connection with the issuance and sale of the related Offered Notes and this Agreement and to perform its obligations hereunder.

d)	Each of the Program Documents and this Agreement, including the Terms Agreement, has been, or will be, duly and validly authorized, executed and delivered by the Company, and each of the Program Documents and this Agreement constitutes, or will constitute, the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms.

e)	The Offered Notes will conform to the description thereof contained in the Preliminary Prospectus and the Prospectus and as of the Closing Date will be duly and validly authorized and, when validly executed, countersigned, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Indenture.

f)	Neither the execution and delivery by the Company of any Program Document or this Agreement nor the consummation by the Company of the transactions contemplated herein or therein, nor the issuance of the Offered Notes by the Issuer or the public offering thereof as contemplated in the Prospectus, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other Person upon any of the property or assets of the Company (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Company is party or by which it is bound, nor will such action result in any violation by the Company of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of the Company. The Company is not in violation of its certificate of incorporation, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which it is a party or by which it may be bound, or to which any material portion of its property or assets is subject.

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g)	No action by the Company in connection with the issuance or sale of the Offered Notes, the consummation by the Company of any other of the transactions herein contemplated, or the fulfillment by the Company of the terms hereof, will conflict with any statute, order or regulation applicable to the Company with respect to the offering of the Offered Notes by any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

h)	No legal or governmental proceedings are pending to which the Company is a party or of which any property of the Company is the subject, which if determined adversely to the Company would, individually or in the aggregate, have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

i)	No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, by the Company in connection with (i) the execution and delivery by the Company of any Program Document or this Agreement or the performance by the Company of any Program Document or this Agreement or (ii) the offer, sale or delivery of the Offered Notes, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially and adversely affect the ability of the Company to perform its obligations under any Program Document or this Agreement.

j)	The Company possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus and the Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Offered Notes or the financial condition of the Company, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

k)	The Company is not now, and following the issuance of the Offered Notes and the application of the proceeds therefrom, the Company will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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l)	Since the date as of which information is given in the Registration Statement, there has not been any material adverse change in the business or net worth of the Company or GE Capital.

m)	The Company was not, on the date on which the first bona fide offer of the Offered Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.

n)	The Company has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by the Company to rate the Offered Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 (“Rule 17g-5”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has complied with the 17g-5 Representation, other than any breach of the 17g-5 Representation (a) that would not have a material adverse effect on the Notes or (b) arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(d).

o)	The Company has complied with Rule 193 of the Act in all material respects in connection with the offering of the Offered Notes.

2.	Purchase and Sale.

a)	On the basis of the representations, warranties and agreements set forth herein and in the applicable Terms Agreement, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly (subject to Section 10 of this Agreement), to purchase from the Company, the applicable Offered Notes at the purchase price and in the principal amount of such Offered Notes set forth in such Terms Agreement.

b)	The parties hereto agree that settlement for all securities pursuant to this Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

3.     Delivery and Payment. Delivery of and payment for the Offered Notes shall be made at the offices of Mayer Brown LLP, Chicago, Illinois, at 10:00 A.M., New York City time, on the “Closing Date” specified in the Indenture Supplement, which date and time may be postponed by agreement between the Underwriters and the Company (such date and time being herein called the “Closing Date”). Delivery of such Offered Notes shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify prior to the Closing Date. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Notes shall be registered in such names and in such authorized denominations as the Underwriters may request not less than two full business days in advance of the Closing Date.

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The Company agrees to notify the Underwriters at least two business days before the Closing Date of the exact principal balance evidenced by the Offered Notes and to have such Offered Notes available for inspection in New York, New York, no later than 12:00 noon New York City time on the business day prior to the Closing Date.

4.	Offering by the Underwriters.

a)	Each Underwriter, severally and not jointly, represents and warrants that in connection with the Note Offering it has complied in all material respects, and agrees that it will comply in all material respects, with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Offered Notes or distributes the Prospectus. Without limiting the foregoing, each Underwriter agrees that all offers, solicitations and sales of the Offered Notes made by it shall be made in compliance with all applicable laws and regulations. Furthermore, such Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses in connection with the Note Offering, including but not limited to Rules 164 and 433 of the Act.

b)	Each Underwriter shall offer and/or solicit offers for the Offered Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus.

c)	Each Underwriter, severally and not jointly, represents and agrees that, (a) it has not delivered, and will not deliver without the prior written consent of the Company, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and (b) it has not participated, and will not participate without the prior written consent of the Company, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization; provided, for the avoidance of doubt, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from the Company or refer such Rating Agency to the Company, who may respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information, written or oral, provided to a Hired NRSRO that could reasonably be determined to be relevant to (a) determining the initial credit rating for the Offered Notes, including information about the characteristics of the Receivables and the legal structure of the Offered Notes, and (b) undertaking credit rating surveillance on the Offered Notes, including information about the characteristics and performance of the Receivables, in each case as contemplated by Rule 17g5(a)(3)(iii)(C).

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5.	Agreements. The Company agrees with each Underwriter that:

a)	The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule, and prior to the termination of the Note Offering, also will advise the Underwriters of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Notes.

b)	If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company will promptly notify the Underwriters of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the Company shall not be required after the Closing Date to give any such notice, or amend or supplement the Prospectus, in connection with any proposed resale of Offered Notes by an affiliate of any Underwriter that purchased Offered Notes.

c)	The Company will furnish to the Underwriters a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by any Underwriter may be required by the Act, as many copies of the Preliminary Prospectus and the Prospectus as such Underwriter may reasonably request.

d)	The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriters to qualify the Offered Notes for sale under the laws of such jurisdictions as the Underwriters may designate and to maintain such qualifications in effect so long as required for the initial distribution of the Offered Notes; provided, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now so subject.

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e)	If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriters for any reasonable expenses (excluding fees of counsel) reasonably incurred by the Underwriters in connection with qualification of the Offered Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters have reasonably requested pursuant to Section 5(d), for any fees charged by investment rating agencies for the rating of the Offered Notes, and for expenses incurred in distributing the Prospectus to the Underwriters. If the transactions contemplated by this Agreement are not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Offered Notes. Except as herein provided, the Underwriters shall be responsible for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the Offered Notes.

f)	The Company will cause the Final Terms (as defined in Section 8(b) hereof) to be transmitted to the Commission for filing pursuant to Rule 433 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule.

g)	The Company will comply with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(d).

6.	Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, to the accuracy of the statements of the Company made in any applicable officers’ certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions applicable to the Note Offering:

a)	No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, threatened by the Commission.

b)	Counsel to each of the Company, GE Capital and the Issuer (who shall be satisfactory to the Representative[s]) shall have furnished to the Representative[s] an opinion or opinions, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Representative[s] and counsel for the Representative[s], relating to certain enforceability, securities law and security interest matters.

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c)	In-house counsel for each of the Company and GE Capital shall have furnished to the Representative[s] an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative[s] and counsel for the Representative[s].

d)	The Representative[s] shall have received from [_____], counsel for the Representative[s], such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Notes, the Prospectus and such other related matters as the Representative[s] may reasonably require, and the Company shall have furnished to such counsel such documents as the Representative[s] may reasonably request for the purpose of enabling them to pass upon such matters.

e)	The Company shall have furnished to the Representative[s] a certificate of the Company, signed by the President, any Vice President, or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signatory of such certificate has carefully examined the Program Documents to which the Company is a party, and that, to the best of such person’s knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and the Program Documents to which the Company is a party are true and correct in all material respects, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

f)	Counsel for the Indenture Trustee (who shall be satisfactory to the Representative[s]) shall have furnished to the Representative[s] an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative[s].

g)	Counsel for the Owner Trustee (who shall be satisfactory to the Representative[s]) shall have furnished to the Representative[s] an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative[s].

h)	Counsel for the Company (who shall be satisfactory to the Representative[s]) shall have furnished to the Representative[s] (i) opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative[s], relating to certain bankruptcy matters and Federal income tax matters and (ii) a signed negative assurance letter, dated as of the Closing Date, in form and substance satisfactory to the Representative[s], relating to the Registration Statement, the Preliminary Prospectus, the Prospectus and the Ratings FWP.

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i)	The Representative[s] shall have received a letter, dated the Closing Date or such other date as may be agreed upon between the Representative[s] and the Company, from certified public accountants (who shall be satisfactory to the Representative[s]), substantially in the form previously approved by the Representative[s].

j)	The Offered Notes shall have received the ratings specified in the Ratings FWP.

k)	Prior to the Closing Date, the Company shall have furnished to the Representative[s] such further information, certificates and documents as the Representative[s] may reasonably request.

l)	Subsequent to the date of the Prospectus, there shall not have been any material adverse change in the business or properties of the Company which in the reasonable judgment of the Representative[s], after consultation with the Company, materially impairs the investment quality of the Offered Notes so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Notes as contemplated by the Prospectus.

7.	Indemnification and Contribution.

a)	The Company and GE Capital, jointly and severally, agree to indemnify and hold harmless each Underwriter and each Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (a “Controlling Person”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), (iii) the Prospectus, (iv) the Designated Static Pool Information or (v) any Permitted Additional Information, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and Controlling Person for any legal or other expenses reasonably incurred by such Underwriter or such Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that (i) neither the Company nor GE Capital will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information, and (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus shall not inure to the benefit of any Underwriter (or any Controlling Person) from whom the Person asserting any loss, claim, damage or liability purchased the Offered Notes that are the subject thereof if the untrue statement or omission of a material fact contained in such Prospectus was corrected (a “Corrected Statement”) in a supplement to the Prospectus and such supplement was furnished by the Company or GE Capital to such Underwriter prior to the delivery of the confirmation of the sale of such Offered Notes, but such Underwriter did not furnish such supplement to the Prospectus containing the corrected statement to such investor prior to the delivery of such confirmation. This indemnity agreement will be in addition to any liability which the Company or GE Capital may otherwise have.

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b)	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, GE Capital and each of their respective directors and officers who signs the Registration Statement relating to the Offered Notes, and each Person who controls the Company or GE Capital within the meaning of the Act or the Exchange Act (i) to the same extent as the foregoing indemnities from the Company and GE Capital to such Underwriter, but only with reference to the Underwriters’ Information, (ii) with respect to the failure on the part of such Underwriter to deliver to any investor with whom such Underwriter entered into a “contract of sale” within the meaning contemplated by Rule 159 of the Act (a “Contract of Sale”), prior to the date such investor entered into such Contract of Sale, the Preliminary Prospectus and (iii) for any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Additional Information, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Company, the Issuer and GE Capital, and each person who controls the Company, the Issuer or GE Capital within the meaning of the Act or the Exchange Act for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that in the case of this subclause (iii), no Underwriter will be liable in any case to the extent that any such loss, claim, damage, or liability arises out of or is based on any such untrue statement of a material fact or alleged untrue statement of a material fact or any such omission or alleged omission in any Underwriter Additional Information in reliance upon and in conformity with (x) any written information furnished to the related Underwriter by the Company or GE Capital specifically for use therein or (y) the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Company or GE Capital to the related Underwriter within a reasonable period of time prior to the time of use of such Underwriter Additional Information that gave rise to the related loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. [Each of the Company and GE Capital acknowledges that the statements set forth on the cover page of the Prospectus Supplement in the table under the headings “Class A Notes”, “Class B Notes” and “Class C Notes” in the columns labeled “Class A Underwriters”, “Principal Amount of Class A Notes”, “Class B Underwriters”, “Principal Amount of Class B Notes”, “Class C Underwriters” and “Principal Amount of Class C Notes” under the heading “Underwriting” in the Prospectus Supplement, in the table following the third paragraph under the heading “Underwriting” in the Prospectus Supplement in the columns labeled “Class A Notes”, “Class B Notes” and “Class C Notes”, in the table following the sentence “The underwriters will be compensated…” under the heading “Underwriting” in the Prospectus Supplement, and in the paragraph beginning with the words “The underwriters may engage in over-allotment…” under the heading “Underwriting” in the Prospectus Supplement (such information, the “Underwriters’ Information”) constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus, and the Underwriters confirm that such statements are correct.]

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c)	Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission or failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 except and to the extent of any prejudice to the indemnifying party arising from such failure or omission to provide notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified party in the case of paragraph (a) or (b) of this Section 7, representing the indemnified parties under paragraph (a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

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d)	If the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, GE Capital or the Underwriters, on grounds of policy or otherwise, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities to which the Company, GE Capital and the Underwriters may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Company and GE Capital on the one hand and the Underwriters on the other from the offering of the Offered Notes, but also the relative fault of the Company and GE Capital on the one hand and of the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and GE Capital on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Notes received by the Company and GE Capital bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Notes. The relative fault of the Company and GE Capital on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Additional Information or the omission or alleged omission to state a material fact therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading relates to information supplied by the Company or GE Capital or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount pursuant to this Agreement in excess of the amount by which the total price at which the Offered Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

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e)	The Company, GE Capital and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(c); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party reasonably believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

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Notwithstanding anything to the contrary in Section 7(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Controlling Person shall have the same rights to contribution as the Underwriter, and each Person who controls the Company or GE Capital within the meaning of either the Act or the Exchange Act, each officer or director of the Company or GE Capital who shall have signed the Registration Statement and each director of the Company or GE Capital shall have the same rights to contribution as the Company or GE Capital, as applicable, subject in each case to the immediately preceding sentence of this paragraph. The obligations of the Underwriters in Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

8.	Offering Communications.

a)	For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rule 405 under the Act. “Permitted Additional Information” shall mean the free writing prospectus dated [__________] with respect to the ratings on the Offered Notes (the “Ratings FWP”) and any information that is included in any road show presentation the Issuer, the Company or GE Capital has approved.

b)	Other than the Preliminary Prospectus, Prospectus and the Permitted Additional Information, each Underwriter represents, warrants and agrees with GE Capital and the Company that: (i) it has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes, including, but not limited to, any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; and (ii) it shall, for a period of at least three years after the date of the applicable Terms Agreement, maintain written and/or electronic records regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade. Notwithstanding the foregoing, the Company agrees that (A) the Underwriters may disseminate information on Bloomberg to prospective investors relating solely to (i) information of the type identified in Rule 134 of the Act, (ii) information included in the Preliminary Prospectus, (iii) the status of allocations and subscriptions of the Offered Notes, expected pricing parameters of the Offered Notes and the yields and weighted average lives of the Offered Notes, and (iv) information constituting final terms of the Offered Notes within the meaning of Rule 433(d)(5)(ii) under the Act (each such communication, an “Underwriter Free Writing Prospectus”); provided that in the case of the foregoing clauses (i) through (iv), other than the final pricing terms, such Underwriter Free Writing Prospectus would not be required to be filed with the Commission and (B) each Underwriter is permitted to provide information customarily included in confirmations of sales of securities and notices of allocations and information delivered in compliance with Rule 134 under the Act (the information described in clauses (A) and (B), collectively, the “Underwriter Additional Information”). No later than 10:00 A.M. New York City time on the first day following determination of the interest rates and initial principal amounts of the Offered Notes, the Underwriters shall provide to the Company, for filing with the Commission as provided in Section 5(f), a Free Writing Prospectus (the “Final Terms”) containing final terms of the Offered Notes.

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c)	Each Underwriter, severally and not jointly, represents, warrants and agrees with the Company, the Issuer and GE Capital that:

a.	each Underwriter Additional Information prepared by it will not, as of the date such Underwriter Additional Information was conveyed or delivered to any prospective purchaser of the Offered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information which was included in the Preliminary Prospectus, the Prospectus or any written information furnished to the related Underwriter by the Company or the Issuer expressly for use therein, which information was not corrected by information subsequently provided by the Company or the Issuer to the related Underwriter prior to the time of use of such Underwriter Additional Information;

b.	each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) under the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and

c.	each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Company no later than the date of first use and, unless otherwise agreed to by the Company and the related Underwriter, such delivery shall occur no later than the close of business for the Company (Eastern Time) on the date of first use; provided, however, that if the date of first use is not a Business Day, such delivery shall occur no later than the close of business for the Company (Eastern Time) on the first Business Day preceding such date of first use.

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d)	Each Underwriter that uses the Internet or other electronic means to offer or sell the Offered Notes represents, severally and not jointly, that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure compliance in all material respects with all applicable legal requirements under the Act.

9.	Agreement of each Underwriter.

a)	Each Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172 under the Act, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 under the Act, informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a Person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus to such Person; and (iii) if an electronic copy of the Prospectus is delivered by such Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 9(a); for example, if the Prospectus is delivered to such Underwriter by or on behalf of the Company in a single electronic file in read only format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in read only format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in read only format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

b)	Prior to the Closing Date, each Underwriter shall notify GE Capital and the Company of (i) the date on which the Preliminary Prospectus is first used and (ii) the date of the first Contract of Sale to which such Preliminary Prospectus relates.

c)	Each Underwriter represents and agrees (i) that it did not enter into any commitment to sell any Offered Notes prior to the Date of Sale, it did not enter into any Contract of Sale for any Offered Notes prior to the Date of Sale and, without limiting the foregoing, it did not enter into a Contract of Sale with an investor in the Offered Notes prior to the delivery of the Preliminary Prospectus to such investor, and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Offered Notes, deliver to each investor to whom Offered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to such Underwriter by the Company or by GE Capital), prior to the applicable date of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.

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d)	In relation to each member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Offered Notes to the public (i) in the Czech Republic and (ii) in any Relevant Member State other than:

i.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

ii.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Underwriter; or

iii.	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of Offered Notes shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this Section 9(d), (A) the expression an “offer of Offered Notes to the public” in relation to any Offered Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent applicable in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, (C) the expression “2010 PD Amending Directive” means Directive 2010/73/EU and (D) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, the Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

e)	Each Underwriter represents and agrees that:

i.	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

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ii.	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom;

iii.	it will not underwrite the issue of or place the Offered Notes otherwise than in conformity with the provisions of the Irish Investment Intermediaries Act 1995 (as amended), including Sections 9 and 23 thereof and any codes of conduct rules made under Section 37 thereof and the provisions of the Investor Compensation Act 1998;

iv.	it will not underwrite the issue of, or place, the Offered Notes, otherwise than in conformity with the provisions of the Irish Central Bank Acts 1942-1999 (as amended) and any codes of conduct rules made under Section 117(1) thereof; and

v.	it will not underwrite the issue of, place or otherwise act in Ireland in respect of the Offered Notes, other than in conformity with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued by the Irish Financial Services Regulatory Authority pursuant thereto.

f)	If the Company, GE Capital or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Act) (including the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the date of the Contract of Sale) made or prepared by the Company or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Company or such Underwriter may prepare corrective information, with notice to the other party and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any Person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such Person with the following:

i.	adequate disclosure of the contractual arrangement;

ii.	adequate disclosure of the Person’s rights under the existing Contract of Sale at the time termination is sought;

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iii.	adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the date of the original Contract of Sale; and

iv.	a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 7.

10.	Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Offered Notes that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal balance of Offered Notes that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Offered Notes set forth in the Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes, and if such nondefaulting Underwriters do not purchase all of the Offered Notes, this Agreement will terminate without liability to the nondefaulting Underwriters, the Company or GE Capital. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date for the Offered Notes shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.

11.	Termination.

a)	This Agreement shall be subject to termination by notice given to the Company, if the sale of the Offered Notes provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 11, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Offered Notes.

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b)	The obligations of the Underwriters to purchase the Offered Notes on the Closing Date shall be terminable by the Underwriters by written notice delivered by the Representative[s] to the Company and GE Capital if at any time on or before the Closing Date (i) a general moratorium on commercial banking activities in New York shall have been declared by any of Federal or New York state authorities, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices or ranges of prices shall be established, by such exchange or by order of the Commission, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriters’ reasonable judgment, impracticable or inadvisable to market the Offered Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Company under Section 7) be released and discharged from their respective obligations under this Agreement.

12.	Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company, GE Capital or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, managers or Controlling Persons, and will survive delivery of and payment for the related Offered Notes. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

13.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and Controlling Persons, and their successors and assigns, and no other Person will have any right or obligation hereunder. No purchaser of any Offered Note from the Underwriters shall be deemed a successor or assign by reason of such purchase.

14.	APPLICABLE LAW.

THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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EACH PARTY HERETO HEREBY CONSENTS AND AGREES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 17 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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15.	Miscellaneous. This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

16.	Counterparts. This Agreement may be executed in any number of separate counterparts, all of which shall collectively constitute one agreement. Executed counterparts may be delivered electronically.

17.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to a Representative, will be delivered to it at its address first above written; or if sent to the Company, will be delivered to 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192, Attention: General Counsel; or if sent to GE Capital, will be delivered to 201 Merritt 7, Norwalk, CT 06851, Attention: Michael P. Paolillo.

18.	Non-Petition Covenant. Notwithstanding any prior termination of this Agreement, no Underwriter shall acquiesce, petition or otherwise invoke or cause the Company or the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company or the Issuer under any Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company or the Issuer.

19.	Nature of Underwriters’ Services. The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary of the Company and the Company does not intend any Underwriter to act in any capacity other than independent contractor. For avoidance of doubt, the Underwriters are not acting as agents, representatives or fiduciaries of the Issuer or any of the Company’s other affiliates. Additionally, none of the Underwriters is advising the Company or its affiliates or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or its affiliates or any other person with respect thereto. Any review by the Underwriters of the Company, the Issuer, the Company’s other affiliates, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person.

26	GEDFMNT [____]: Form of Underwriting Agreement

[Signatures Follow]

27	GEDFMNT [____]: Form of Underwriting Agreement

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, GE Capital and the Representative[s].

Very truly yours,

CDF Funding, Inc.

By:
Name:
Title:

S-1	GEDFMNT [____]: Form of Underwriting Agreement

General Electric Capital Corporation

By:
Name:
Title:

S-2	GEDFMNT [____]: Form of Underwriting Agreement

The foregoing Agreement is hereby confirmed and
accepted on the date first above written.

[_____________________],
for itself and as a Representative

By:
Name:
Title:

S-3	GEDFMNT [____]: Form of Underwriting Agreement

EXHIBIT A

GE DEALER FLOORPLAN MASTER NOTE TRUST
ASSET BACKED NOTES

TERMS AGREEMENT
(SERIES [_____])

Dated:	[ ]

To:	CDF Funding, Inc.

General Electric Capital Corporation

Re:	Underwriting Agreement, dated [__________], among CDF Funding, Inc., General Electric Capital Corporation and the Representative[s] referred to therein

1.	Offered Notes.

The notes described below in this Section 1 are the “Offered Notes” for the purpose of this Terms Agreement and for purposes of the above-referenced Underwriting Agreement (the “Underwriting Agreement”). The Underwriting Agreement is incorporated herein and made a part hereof. The Offered Notes are the Series [_____] Notes that will be issued by GE Dealer Floorplan Master Note Trust.

Class	Principal Amount		Interest Rate	Final Maturity Date

A	$	[_]	[One month LIBOR plus] [_]% per year	[_]

B	$	[_]	[One month LIBOR plus] [_]% per year	[_]

C	$	[_]	[One month LIBOR plus] [_]% per year	[_]

2.	Underwriters

The Underwriters named below are the “Underwriters” for the purpose of this Terms Agreement and for the Underwriting Agreement.

A-1	GEDFMNT [____]: Form of Underwriting Agreement

Class A Underwriters
[ ]

[ ]

[ ]

[ ]

Class B Underwriters
[ ]

[ ]

[ ]

[ ]

Class C Underwriters
[ ]

[ ]

[ ]

[ ]

3.	Underwriting Allotment

		Class A		Class B		Class C
Underwriting Allotment
[ ]	$	[ ]	$	[ ]	$	[ ]
[ ]	$	[ ]	$	[ ]	$	[ ]
[ ]	$	[ ]	$	[ ]	$	[ ]
[ ]	$	[ ]	$	[ ]	$	[ ]
Total Amount	$

A-2	GEDFMNT [____]: Form of Underwriting Agreement

3.	Purchase Price, Discounts and Concessions

	Class A		Class B		Class C
Gross Purchase Price	[ ]	%	[ ]	%	[ ]	%
Underwriting Discount	[ ]	%	[ ]	%	[ ]	%
Net Purchase Price	[ ]	%	[ ]	%	[ ]	%
Maximum Dealer Selling Concessions	[ ]	%	[ ]	%	[ ]	%
Maximum Dealer Reallowance Discounts	[ ]	%	[ ]	%	[ ]	%

4.	Date of Sale

[__________] (the date the first Contract of Sale was entered into as designated by the Representative[s]).

A-3	GEDFMNT [____]: Form of Underwriting Agreement

The Underwriters agree, severally and not jointly, to purchase the Offered Notes subject to the terms and provisions of this Terms Agreement and the Underwriting Agreement.

[________________________],
for itself and as a Representative

By:
Name:
Title:

A-4	GEDFMNT [____]: Form of Underwriting Agreement

Accepted and Agreed:

CDF Funding, inc.

By:
Name:
Title:

General Electric Capital Corporation

By:
Name:
Title:

A-5	GEDFMNT [____]: Form of Underwriting Agreement